Exhibit 99.3

Report of the Statutory Auditor to the General Meeting of Shareholders of

Weatherford International Ltd., Zug

Report of the Statutory Auditor on the Financial Statements

As statutory auditor, we have audited the accompanying financial statements of Weatherford International Ltd., which comprise the balance sheet, statement of income and notes (pages SR-3 to SR-16) for the year ended December 31, 2013.

Board of Directors’ Responsibility
The Board of Directors is responsible for the preparation of the financial statements in accordance with the requirements of Swiss law and the company’s articles of incorporation. This responsibility includes designing, implementing and maintaining an internal control system relevant to the preparation of financial statements that are free from material misstatement, whether due to fraud or error. The Board of Directors is further responsible for selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with Swiss law and Swiss Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers the internal control system relevant to the entity’s preparation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control system. An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of accounting estimates made, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements for the year ended December 31, 2013 comply with Swiss law and the company’s articles of incorporation.

Other Matter
The financial statements of Weatherford International Ltd. for the year ended December 31, 2012 were audited by another auditor who expressed an unmodified opinion on those statements on March 4, 2013.

Report on Other Legal Requirements

We confirm that we meet the legal requirements on licensing according to the Auditor Oversight Act (AOA) and independence (article 728 CO and article 11 AOA) and that there are no circumstances incompatible with our independence.

In accordance with article 728a paragraph 1 item 3 CO and Swiss Auditing Standard 890, we confirm that an internal control system exists, which has been designed for the preparation of financial statements according to the instructions of the Board of Directors.

We recommend that the financial statements submitted to you be approved.

KPMG AG

/s/ Martin Rohrbach	/s/ Doug Mullins
Licensed Audit Expert Auditor in Charge	Partner

Zurich, February 25, 2014

WEATHERFORD INTERNATIONAL LTD.
BALANCE SHEET

	December 31,
(In CHF thousands)	2013	2012
ASSETS
Cash and Cash Equivalents	252	318
Due From Affiliates	208,075	—
Other Current Assets	50,811	3,925
Total Current Assets	259,138	4,243
Leasehold Improvements and Other	167	7,815
Intangible Assets	1,789	2,278
Due From Affiliates	11,334	66,004
Investment in Affiliates	9,620,905	9,612,348
Other Long-Term Assets	4,311	5,854
Total Long-Term Assets	9,638,506	9,694,299
TOTAL ASSETS	9,897,644	9,698,542
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts Payable	701	1,072
Due to Affiliates	211,550	39,590
Accrued Expenses	279,426	6,080
Total Current Liabilities	491,677	46,742
Due to Affiliates	207,031	332,027
Other Liabilities	9,049	—
Deferred Foreign Currency Gains	28,644	23,199
Total Long-Term Liabilities	244,724	355,226
Shareholders’ Equity:
Share Capital	973,941	973,941
Legal Reserves:
General Legal Reserves from Capital Contribution	7,336,862	7,259,472
Reserve for Treasury Shares from Capital Contribution	—	76,894
Reserve for Treasury Shares	766,727	769,126
Free Reserves from Capital Contribution	475,000	475,000
Retained Earnings	(391,287)	(257,859)
Total Shareholders’ Equity	9,161,243	9,296,574
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	9,897,644	9,698,542

WEATHERFORD INTERNATIONAL LTD.
STATEMENT OF INCOME

	Year Ended December 31,
(In CHF thousands)	2013	2012

Income	—	—
Cost and Expenses:
General and Administrative Expenses	87,664	39,173
Management Fee	49,248	27,000
Foreign Exchange Gain	(3,971)	(3,531)
Total Cost and Expenses	132,941	62,642

Loss Before Income Taxes	(132,941)	(62,642)
Income Tax	487	1,773
Net Loss	(133,428)	(64,415)

Weatherford International Ltd.
Notes to Statutory Financial Statements

1.    General

Weatherford International Ltd. (“Weatherford,” the “Company,” “we,” “us,” and “our”) is the ultimate parent company of the Weatherford group of affiliates (“Weatherford Group”). The statutory financial statements of the Company have been prepared in accordance with the requirements of the Swiss law for companies, the Code of Obligations (“CO”). The Company has listed its equities on the SIX Swiss Exchange (“SIX”), the New York Stock Exchange (“NYSE”) and on the NYSE Euronext Paris Exchange (“Euronext”) and is registered with the commercial register in the canton of Zug, Switzerland.

2.    Summary of Significant Accounting Policies

Exchange Rate Differences

The Company keeps its accounting records in U.S. Dollars (USD) and translates them into Swiss Francs (CHF) for statutory reporting purposes. Assets and liabilities denominated in foreign currencies are translated into CHF using the year-end rates of exchange, except investments in affiliates and the Company’s equity, which (other than for current-year transactions) are translated at historical rates. Income statement transactions are translated into CHF at the average yearly rate. Exchange differences arising from business transactions are recorded in the income statement, except for net unrealized gains, which are deferred in accordance to Swiss law.

Financial Assets

Investments in affiliates are valued using a portfolio approach. Each investment is recognized at acquisition cost and adjustments for impairment are recorded at a portfolio level.

3.    Investment in Affiliates

The Company’s principal investments in affiliates include:

Name of Legal Entity	Purpose	Domicile	Equity Interest	Nominal Capital
Weatherford Drilling International Holdings (BVI) Ltd.	Holding	British Virgin Islands	100%	USD 5,360
Chernogornefteservice, LLC	Operating	Russia	100%	RUB 50,000
Nizhnevartovskburneft, CJSC	Operating	Russia	100%	RUB 5,151,997,177
NPRS-1, LLC	Operating	Russia	100%	RUB 10,000
Orenburgburneft, CJSC	Operating	Russia	100%	RUB 2,892,512,962
STU, LLC	Operating	Russia	100%	RUB 49,584,467
UKRS, LLC	Operating	Russia	100%	RUB 100,952,232
Weatherford Switzerland Trading and Development GmbH	Intellectual Property Management	Switzerland	100%	CHF 20,000
Weatherford Worldwide Holdings GmbH	Holding	Switzerland	100%	CHF 21,000
Petrowell Limited	Operating	U.K.	100%	GBP 145,718 USD 15,942,000

4.    Intangible Assets

The Company entered into an agreement with a service provider during 2009 to provide certain administrative support. In connection with this agreement, the Company was granted a license to certain intellectual property of the service provider. The Company paid CHF 8 million to the service provider for this license. During the first quarter of 2011, a portion of this contract was terminated resulting in a CHF 3 million write-down of intangibles. The remaining prepaid license will continue to be amortized over the life of the contract, which is eight years. As of December 31, 2013 and 2012, the net book value of the intangibles recognized by the Company was CHF 1.8 million and CHF 2.3 million, respectively.

5.    Shareholders’ Equity

(In CHF thousands, except share data)	Shares	Share Amount	General Legal Reserves from Capital Contribution	Reserve for Treasury Shares from Capital Contribution(2)	Reserve for Treasury Shares (2)	Free Reserve from Capital Contribution	Retained Earnings	Total Shareholders' Equity
Balance at December 31, 2011	764,773,222	887,137	7,205,125	63,910	—	475,000	(193,444)	8,437,728
Net Loss	—	—	—	—	—	—	(64,415)	(64,415)
Treasury Shares (1)	70,028,143	81,233	—	—	769,126	—	—	850,359
Warrants exercised	4,803,164	5,571	67,331	—	—	—	—	72,902
Treasury Share Purchases	—	—	(12,984)	12,984	—	—	—	—
Balance at December 31, 2012	839,604,529	973,941	7,259,472	76,894	769,126	475,000	(257,859)	9,296,574
Net Loss	—	—	—	—	—	—	(133,428)	(133,428)
Treasury Share Purchases	—	—	(9,436)	9,436	—	—	—	—
Changes in Reserves	—	—	87,917	(86,330)	(1,587)	—	—	—
Other	—	—	(1,091)	—	(812)	—	—	(1,903)
Balance at December 31, 2013	839,604,529	973,941	7,336,862	—	766,727	475,000	(391,287)	9,161,243

(1)	See Note 6 and Note 14 regarding issuance of treasury share and related party transactions.

(2)
The reserve for treasury shares represents the cost of treasury shares held indirectly by Weatherford Bermuda Holdings Limited (“WBHL”) on behalf of the company. During 2013, we purchased 805 thousand treasury shares in connection with share-based compensation valued at CHF 9 million. During 2012, we purchased 880 thousand treasury shares in connection with share-based compensation valued at CHF 13 million. See Note 6 - Treasury Shares.

(3)	Treasury share issuances in connection with share based compensation given to the Weatherford Group.
Authorized share capital
We acquire businesses we feel are important to our long-term growth strategy. These acquisitions are included on our balance sheet as Investment in Affiliates. With this purpose in mind, our shareholders approved authorized share capital in the amount of CHF 177 million at the annual general meeting on June 20, 2013, which authorized the issuance of a maximum of 153,000,000 fully paid-in shares with a par value of CHF 1.16 each, expiring on June 20, 2015.
Conditional share capital
At the annual general meeting on May 5, 2010, our shareholders approved conditional share capital in the amount of CHF 440 million, authorizing the issuance of a maximum of 379,223,318 fully paid-in shares with a par value of CHF 1.16 each.

At December 31, 2010, our wholly owned subsidiary Weatherford International Ltd, Bermuda had warrants outstanding granting rights to purchase up to 12.9 million of our shares. During March 2011, 4.3 million of these warrants were exercised through net share settlement resulting in the issuance of 1.7 million shares and a corresponding increase in share capital out of conditional share capital. On February 24, 2012, 4.3 million of these warrants were exercised through physical delivery and were issued out of conditional capital with a fair value of CHF 65 million. On February 28, 2012, the remaining 4.3 million of these warrants were exercised through net share settlement resulting in the issuance of 494 thousand shares out of conditional capital. The Company had 372,747,248 conditional shares outstanding at December 31, 2013 and 2012.

6.    Treasury Shares
For the period from December 31, 2011 to December 31, 2013, the number of treasury shares held by our subsidiaries and their movements are as follows (in thousands):

Balance as of December 31, 2011	12,542
New treasury shares issued	70,028
Shares issued for acquisitions	(3,084)
Equity awards granted, vested, and exercised	(3,356)
Balance as of December 31, 2012	76,130
Equity awards granted, vested, and exercised	(6,389)
Balance as of December 31, 2013	69,741
In May 2012, the Company issued 70 million shares out of authorized share capital, with a fair value of CHF 850 million. These shares are reported above as treasury shares issued. See Note 14 for additional details. The treasury shares issued for acquisitions during 2012 were valued on the acquisition dates at CHF 37 million. In addition, the proceeds of the treasury share transfers in connection with exercises of options amounted to CHF 20 million and CHF 4 million for the years ended December 31, 2013 and 2012, respectively. The transfer of treasury shares under our restricted share plans was at book value.
Included in the consolidated financial statements as of December 31, 2013 and 2012 are 3.2 million shares, and 2.4 million shares, respectively, for restricted share awards outstanding which have restrictions that have not lapsed. These restricted share awards are excluded from the table above, as they are considered issued shares in accordance with Swiss law.

7.    Significant Shareholders
The tables below show information for each significant shareholder known by us whose participation exceeds 5% of the Company’s shares as of December 31, 2013 and 2012, respectively.
For the year ended December 31, 2013:

Name	Number of Shares	Percent of Shares (1)
ClearBridge Investments, LLC (2)	61,913,655	7.37%
Dodge & Cox (3)	67,712,743	8.06%
Invesco Ltd. (4)	54,071,450	6.44%
ORBIS (5)	51,151,356	6.09%
Weatherford Bermuda Holdings Limited (6)	69,741,149	8.31%

(1)    The percentage indicated is based on the Company’s 839,604,529 issued shares as of December 31, 2013.

(2)	The beneficial owner has sole voting power over 60,578,242 shares and sole dispositive power over all shares.

(3)	The beneficial owner has sole voting power over 65,389,343 shares and sole dispositive power over all shares.

(4)	The beneficial owner has sole voting power over 53,634,844 shares and sole dispositive power over all shares.

(5)
ORBIS includes Orbis Investment Management (U.S.), LLC, Orbis Investment Management Limited and Orbis Asset Management Limited. The beneficial owners have sole voting power and sole dispositive power over all shares.

(6)	WBHL is wholly owned by the Company and therefore the Company is the beneficial owner of these shares and they are deemed treasury shares. These treasury shares do not hold any voting power.

For the year ended December 31, 2012:

Name	Number of Shares	Percent of Shares (1)

ClearBridge Investments, LLC (2)	43,812,158	5.22%
Invesco Ltd. (3)	70,260,824	8.37%
ORBIS (4)	60,081,720	7.16%
Weatherford Bermuda Holdings Limited (5)	76,130,863	9.07%

(1)    The percentage indicated is based on the Company’s 839,604,529 issued shares as of December 31, 2012.

(2)	The beneficial owner has sole voting power over 43,623,474 shares and sole dispositive power over all shares.

(3)	The beneficial owner has sole voting power over 69,257,856 shares and sole dispositive power over all shares.

(4)
ORBIS includes Orbis Investment Management (U.S.), LLC, Orbis Investment Management Limited and Orbis Asset Management Limited. The beneficial owners have sole voting power and sole dispositive power over all shares.

(5)	WBHL is wholly owned by the Company and therefore the Company is the beneficial owner of these shares and they are deemed treasury shares. These treasury shares do not hold any voting power.

8.    Board of Directors Compensation
The following tables set forth the compensation for each of our non-employee directors for the years ended December 31, 2013 and 2012, respectively. Mr. Duroc-Danner was an executive officer and director in 2013 and 2012, and his compensation is included in the Executive Management Compensation footnote. We do not compensate Mr. Duroc-Danner for his service on the Board.
For the year ended December 31, 2013:

Name	Function	Fees Earned or Paid In Cash(1)	Share-based Compensation (2)	Total Compensation
		(In CHF thousands)
Samuel W. Bodman III (3)(4)(7)		51	—	51
Nicholas F. Brady (5)(8)		89	166	255
David J. Butters (3) (5)	Chairman of the Corporate Governance and Nominating Committee	130	166	296
John D. Gass (4)(6)		63	256	319
Francis S. Kalman (3)		72	256	328
William E. Macaulay (4)	Chairman of the Compensation Committee	110	166	276
Robert K. Moses, Jr. (3)(4)(6)		126	166	292
Guillermo Ortiz (3)(4)		176	166	342
Emyr Jones Parry (5)(6)	Chairman of the Health, Safety and Environment Committee	98	166	264
Robert A. Rayne (3) (5)	Presiding Director and Chairman of the Audit Committee	152	166	318
Total		1,067	1,674	2,741

For the year ended December 31, 2012:

Name	Function	Fees Paid In Cash (1)	Share-based Compensation (2)	Total Compensation
		(In CHF thousands)
Samuel W. Bodman III (3)(4)		113	145	258
Nicholas F. Brady (5)		81	145	226
David J. Butters (3) (5)	Chairman of the Corporate Governance and Nominating Committee	122	145	267
William E. Macaulay (4)	Chairman of the Compensation Committee	86	145	231
Robert B. Millard (9)		—	—	—
Robert K. Moses, Jr. (3)(4)		114	145	259
Guillermo Ortiz (3)(4)		126	145	271
Emyr Jones Parry (5)		79	145	224
Robert A. Rayne (3) (5)	Presiding Director and Chairman of the Audit Committee	142	145	287
Total		863	1,160	2,023

(1)	Fees represent payments for retainers and meeting attendance from January 1 to December 31.

(2)
Each non-employee director was awarded 12,000 restricted share units on September 12, 2012 and September 27, 2013. In addition, on June 20, 2013, each new non-employee director (Messrs. Gass and Kalman) was awarded 7,174 restricted share units. The value above represents the fair value of each award valued on the date of grant based on the Company’s closing share price on that day.

(3)	Members of the Audit Committee.

(4)	Members of the Compensation Committee.

(5)	Members of the Corporate Governance and Nominating Committee.

(6)	Members of the Health, Safety and Environment Committee.

(7)	Effective June 20, 2013, Samuel W. Bodman III did not stand for re-election and ceased being a director of the Company.

(8)	Effective February 24, 2014, Nicholas F. Brady resigned as a director of the Company.

(9)	Effective January 12, 2012, Robert B. Millard resigned as a director of the Company. He received no compensation for director services in 2012.

9.    Executive Management Compensation
The following table sets forth the compensation awarded to our executive management team that was in place during the years ended December 31, 2013 and 2012. Mr. Duroc-Danner was the highest paid executive management team member in 2013 and 2012 based on compensation awarded and is shown separately in the table below in addition to being included in the total. On December 17, 2013, the Board of Directors of the Company designated the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Executive Vice President - Strategy & Development/Chief Safety Officer as the sole members of the Company's executive management team. See Note 10 for a list of executive management team members as of December 31, 2013 and 2012.

	For the Year Ended December 31, 2013		For The Year Ended December 31, 2012

Type of Compensation	Total for Executive Management Team	Total for Highest Paid Member	Total for Executive Management Team	Total for Highest Paid Member
		(In CHF thousands)

Salary	6,363	1,760	6,359	1,760
Share-based Awards (1)(2)	28,522	7,321	21,421	220
Non-equity Incentive (3)	5,715	2,218	—	—
Severance Pay (4)	9,390	—	16,969	—
Expatriate/Geographic Benefits (5)	1,762	624	2,197	628
Expatriate Tax Equalization (6)	819	271	4,118	2,104
Other (7)	1,171	115	782	227
Total	53,742	12,309	51,846	4,939

(1)
Share-based awards, which include performance-based share awards, were granted to executive management on various days within the year and vest over various periods. The value above is an accumulation of the grant date fair value of each of those awards. The grant date fair value of each of the awards was based on the Company’s closing stock price on the date of grant or when applicable, a calculated fair value derived using a Monte Carlo valuation model.

(2)
On December 18, 2012, Mr. Duroc-Danner voluntarily forfeited an award of 481,058 Performance Units granted on March 23, 2012 valued for compensation accounting purposes at approximately CHF 9.4 million. As a result of forfeiture which was approved by the Compensation Committee, the grant date fair value is not included in the full-year accumulated Share-based Awards amount shown above.

(3)	Amounts represent potential payouts in conjunction with the Non-Equity Incentive Compensation Plan. Amounts have been accrued but not yet approved by the Compensation Committee.

(4)
In 2013, three members and in 2012, two members of executive management left the company. The amount above represents their severance benefits in accordance with their employment agreements including the retirement benefit due to them in conjunction with the executive pension plan, if eligible.

(5)	Expatriate/Geographic Benefits includes relocation pay, geographic differential, housing, schooling and other similar expatriate benefits.

(6)	Expatriate Tax Equalization represents the difference between cash taxes paid on behalf of the executive and amounts withheld from the executive’s compensation.

(7)
Other includes benefits such as benefit plan contributions, car allowance, life insurance premiums, club dues, consulting fees, employer healthcare, Medicare and social security costs. In addition in 2013, Other includes a one-time lump sum cash payment to our new Chief Financial Officer of $300,000 as an inducement to join the Company and as a make-up payment for foregone amounts from his prior employer.

10.    Share Ownership - Board of Directors and Executive Management
The following table shows the amount and nature of shares in the Company as well as conversion and option rights held by each non-employee member of the Board of Directors and any person considered close to each such member.
As of December 31, 2013:

Name and Function	Direct (includes 401(k) Shares Held)	Unvested Restricted Share/Units	Exercisable Options and Notional Share Units	Deferred Compensation Plan Holdings	Total
Nicholas F. Brady	896,622	24,000	—	5,679	926,301
Member of the Board
David J. Butters	273,842	24,000	240,000	62,831	600,673
Committee Chairman and Member of the Board
John D. Gass	—	19,174	—	—	19,174
Member of the Board
Francis S. Kalman	—	19,174	—	—	19,174
Member of the Board
William E. Macaulay	1,033,290	24,000	240,000	10,710	1,308,000
Committee Chairman and Member of the Board
Robert K. Moses, Jr.	599,822	24,000	—	11,441	635,263
Member of the Board
Guillermo Ortiz	44,556	27,383	—	—	71,939
Member of the Board
Emyr Jones Parry	33,906	27,383	—	—	61,289
Committee Chairman and Member of the Board
Robert A. Rayne (1)	274,445	24,000	240,000	21,767	560,212
Presiding Director, Committee Chairman and Member of the Board

As of December 31, 2012:

Name and Function	Direct (includes 401(k) Shares Held)	Unvested Restricted Share/Units	Exercisable Options and Notional Share Units	Deferred Compensation Plan Holdings	Total
Samuel W. Bodman III	71,906	23,383	—	—	95,289
Member of the Board
Nicholas F. Brady	890,222	20,000	—	5,679	915,901
Member of the Board
David J. Butters	247,146	20,000	302,400	62,831	632,377
Committee Chairman and Member of the Board
William E. Macaulay	1,026,590	20,000	480,000	10,710	1,537,300
Committee Chairman and Member of the Board
Robert K. Moses, Jr.	593,422	20,000	—	11,441	624,863
Member of the Board
Guillermo Ortiz	15,506	23,383	—	—	38,889
Member of the Board
Emyr Jones Parry	27,506	23,383	—	—	50,889
Member of the Board
Robert A. Rayne (1)	191,274	20,000	480,000	21,767	713,041
Presiding Director, Committee Chairman and Member of the Board

(1)
Mr. Rayne serves as a non-executive director of LMS Capital plc, which beneficially own 2,050,000 shares as of December 31, 2013 and 2012. Mr. Rayne disclaims beneficial ownership of all of the shares beneficially owned by LMS Capital plc.

The following table shows the amount and nature of shares in the Company, as well as conversion and option rights, held by each member of Executive Management and any person considered close to each such member.
As of December 31, 2013:

Name and Function	Direct (includes 401(k) Shares Held)	Unvested Restricted Share/Units	Exercisable Options and Notional Share Units	Unexercisable Options and Performance Units	Deferred Compensation Plan Holdings	Total
Bernard J. Duroc-Danner	1,150,943	—	5,889,211	998,303	151,279	8,189,736
Chairman of the Board, President and Chief Executive Officer
Krishna Shivram	142,413	—	—	—	—	142,413
Executive Vice President and Chief Financial Officer
Nicholas W. Gee	60,214	207,210	—	251,002	—	518,426
Executive Vice President - Strategy & Development and Chief Safety Officer
Dharmesh Mehta	264,128	199,081	—	217,282	3,370	683,861
Executive Vice President and Chief Operating Officer

As of December 31, 2012:

Name and Function	Direct (includes 401(k) Shares Held)	Unvested Restricted Share/Units	Exercisable Options and Notional Share Units	Unexercisable Options and Performance Units	Deferred Compensation Plan Holdings	Total
Bernard J. Duroc-Danner	2,063,752	—	6,595,861	487,105	151,279	9,297,997
Chairman of the Board, President and Chief Executive Officer
John H. Briscoe	16,256	107,631	—	138,140	—	262,027
Senior Vice President and Chief Financial Officer
Peter T. Fontana	311,595	275,797	—	313,485	5,478	906,355
Senior Vice President and Chief Operating Officer
Nicholas W. Gee	20,816	136,565	—	148,105	—	305,486
Senior Vice President- Formation, Evaluation & Well Construction
Joseph C. Henry	112,300	73,106	38,000	93,816	15,223	332,445
Senior Vice President, Co-General Counsel and Corporate Secretary
William B. Jacobson	76,348	150,389	—	98,724	—	325,461
Senior Vice President, Co-General Counsel and Chief Compliance Officer
Dharmesh B. Mehta	217,749	114,937	—	92,604	3,370	428,660
Senior Vice President- Completion & Production
James C. Parent	51,000	29,691	—	29,692	—	110,383
Vice President - Tax

11.    Risk Assessment Disclosure
Weatherford International Ltd., as the ultimate parent company of the Weatherford Group, is fully integrated into the Group-wide internal risk assessment process.
The Group-wide internal risk assessment process consists of regular reporting to the Board of Directors on identified risks and management’s reaction to them. The procedures and actions to identify the risks, and where appropriate remediate, are performed by specific corporate functions (e.g. Treasury, Legal, Internal Audit, Engineering and Operations) as well as by the business units of the Weatherford Group.
These functions and business units have the responsibility to support and monitor the Group-wide procedures and processes to ensure their effective operation.

12.    Guarantees, Commitments, Disputes and Litigation
Weatherford International Ltd., as the ultimate parent company of the Weatherford Group, guarantees the obligations of Weatherford International Ltd., a Bermuda exempt company and Weatherford International, LLC. The guaranteed debt includes certain short-term commercial paper, notes, revolving credit facilities, and debentures totaling approximately CHF 8.0 billion and CHF 7.9 billion at December 31, 2013 and 2012, respectively. Footnotes 10 and 11 in the Company’s consolidated financial statements contain more detailed information on the underlying debt guaranteed by the Company.

U.S. Government and Internal Investigations

On November 26, 2013, Weatherford International Ltd. (“Weatherford”), a Swiss company and the U.S. Department of Justice, U.S. Securities and Exchange Commission ("SEC"), and U.S. Departments of Treasury and Commerce signed agreements to resolve investigations for prior alleged violations by Weatherford of the trade sanctions laws, Weatherford’s participation in the United Nations oil-for-food program governing sales of goods into Iraq and Weatherford’s non-compliance with the Foreign Corrupt Practices Act ("FCPA").  As of December 31, 2013, we were seeking court approval for some of these agreements.  On January 17, 2014, the U.S. District Court for the Southern District of Texas provided the remaining necessary approval pertaining to these matters. We have recognized a USD 250 million (CHF 224 million) liability for the approved settlement amount and an indemnification asset of USD 232 million (CHF 208 million).  Since the vast majority of the conduct underlying the allegations occurred prior to the Company’s re-domestication to Switzerland, the Company entered into an Indemnity Agreement with the former parent company of the Weatherford Group, Weatherford International Ltd., a Bermuda company (“WIL Bermuda”), whereby WIL Bermuda accepted the majority of the costs and related liabilities regarding this settlement and future claims.  Included in Due from Affiliates is a receivable from WIL Bermuda for USD 232 million (CHF 208 million) related to this matter.

The SEC and U.S. Department of Justice are also investigating the circumstances surrounding the material weakness in our internal controls over financial reporting for income taxes that was disclosed in a notification of late filing on Form 12b-25 filed on March 1, 2011 and in current reports on Form 8-K filed on February 21, 2012 and on July 24, 2012 and the subsequent restatements of our historical financial statements. We are cooperating fully with these investigations. We are unable to predict the outcome of these matters due to the inherent uncertainties presented by such investigations, and we are unable to predict potential outcomes or estimate the range of potential loss contingencies, if any. The government, generally, has a broad range of civil and criminal penalties available for these types of matters under applicable law and regulation, including injunctive relief, fines, penalties and modifications to business practices, some of which, if imposed on us, could be material to our business, financial condition or results of operations. In September 2013, we also received the final decision of the SIX Swiss Exchange Sanction Commission regarding its investigation for similar internal controls and restatement matters. The decision resulted in a fine of USD 270,000 (CHF 250,000) plus costs. We do not plan to appeal this decision.

Shareholder Litigation

In 2010, three shareholder derivative actions were filed, purportedly on behalf of the Company, asserting breach of duty and other claims against certain current and former officers and directors of the Company related to the United Nations oil-for-food program governing sales of goods into Iraq, FCPA and trade sanctions related to the U.S. government investigations disclosed above and in our SEC filings since 2007. Those shareholder derivative cases are pending in the Harris County, Texas, civil court and are captioned Neff v. Brady, et al., No. 201040764, Hess v. Duroc-Danner, et al., No. 201040765, and Rosner v. Brady, et al., No. 201047343.

In March 2011, a shareholder derivative action, Iron Workers Mid-South Pension Fund v. Duroc-Danner, et al., No. 201119822, was filed in Harris County, Texas, civil court purportedly on behalf of the Company against certain current and former officers and directors, alleging breaches of duty related to the material weakness and restatement announcements. In February 2012, a second shareholder derivative action, Wandel v. Duroc-Danner, et al., No. 1:12-cv-01305-LAK (SDNY), was filed in federal court in the Southern District of New York. In March 2012, a purported securities class action captioned Freedman v. Weatherford International Ltd., et al., No. 1:12-cv-02121-LAK (SDNY) was filed in the Southern District of New York against us and certain current and former officers. That case alleges violation of the federal securities laws related to the restatement of our historical financial statements announced on February 21, 2012, and later added claims related to the announcement of a subsequent restatement on July 24, 2012.

We cannot predict the outcome of these cases including the amount of any possible loss. If one or more negative outcomes were to occur relative to these cases, the aggregate impact to our financial condition could be material.

In March 2011, a shareholder class action captioned Dobina v. Weatherford International Ltd., et al., No. 1:11-cv-01646-LAK (SDNY), was filed in the U.S. District Court for the Southern District of New York, following our announcement on March 1, 2011 of a material weakness in our internal controls over financial reporting for income taxes, and restatement of our historical financial statements (the “2011 Class Action”). The associated lawsuit alleged violation of the federal securities laws by us and certain current and former officers. During the three months ended December 31, 2013, we entered into negotiations to settle the 2011 Class Action. As a result of these negotiations, settlement became probable and a settlement agreement was signed on January 29, 2014. The settlement agreement requires payments totaling approximately USD 53 million (CHF 48 million), which we expect to be entirely recoverable from insurance. The settlement arrangement must be submitted to the court for final approval. See “Notes to Consolidated Financial Statements – Note 21– Subsequent Events” for additional information regarding the settlement of the “Shareholder Litigation” matters.

Other Disputes

We are aware of various disputes and potential claims and are a party in various litigation involving claims against us, some of which are covered by insurance. For claims, disputes and pending litigation in which we believe a negative outcome is probable and a loss can be reasonably estimated, we have recorded a liability for the expected loss. These liabilities are immaterial to our financial condition and results of operations. In addition we have certain claims, disputes and pending litigation regarding which we do not believe a negative outcome is probable or for which we can only estimate a range of liability. It is possible, however, an unexpected judgment could be rendered against us, or we could decide to resolve a case or cases, that would result in liability that could be uninsured and beyond the amounts we currently have reserved and in some cases those losses could be material. If one or more negative outcomes were to occur relative to these matters, the aggregate impact to our financial condition could be material.

13.    Business Combinations
In May 2012, we acquired a company that designs and produces well completion tools.  As purchase consideration, we paid CHF 28 million in cash, issued three million shares valued at approximately CHF 37 million, settled a previously existing note receivable for CHF 15 million and booked a liability of CHF 9 million as of December 31, 2013. Included in the liability is an estimated CHF 7 million contingency arrangement consideration, whose final settlement is dependent on the acquired company's 2014 revenues. These liabilities will be settled at the discretion of the Company with the issuance of our shares or a note payable.

14.    Related Party Transactions
A subsidiary of the Company, Weatherford U.S., L.P. (“WUSLP”), performs general and administrative functions and provides oversight management services to most Weatherford entities. WUSLP personnel duties include, but are not limited to, marketing, tax, treasury, risk management, real estate, human resources, information technology, and legal services.
The Company was charged a management fee by WUSLP in consideration for these duties during 2013 and 2012. These charges included costs incurred on the Company’s behalf for executive salaries, board of director fees, financial statement audit fees, internal audit costs and investor relations costs. In addition, the Company was allocated a percentage of various other functional expenses including legal, financial reporting, tax and treasury activities.
On January 31, 2013, the Company entered into a credit agreement for a revolving demand note with Weatherford International Ltd., a Bermuda company, the lender. The variable interest rate was 2.7% on December 31, 2013. The outstanding balance was USD 45 million (CHF 40 million) as of December 31, 2013.
On May 23, 2012, the Company issued 70,028,143 fully paid-in new registered shares out of authorized share capital with a fair value of CHF 850 million. These shares were given to Weatherford Bermuda Holdings, Ltd. as consideration for the contribution of Weatherford Drilling International Holdings (BVI) Ltd. to the Company. A legal reserve for these shares is listed separately in the Shareholders' Equity section of the financial statements.
On November 24, 2010, the Company entered into a credit agreement for a revolving demand note with Weatherford International Ltd., a Bermuda company, the lender. The variable interest rate was 2.7% on December 31, 2013. The outstanding balance was USD 81 million (CHF 73 million) as of December 31, 2013 and USD 122 million (CHF 111 million) as of December 31, 2012.

On March 15, 2010, the Company entered into a credit agreement for a revolving demand note with Weatherford U.S., L.P., the lender. The variable interest rate was 2.7% on December 31, 2013. The outstanding balance was USD 13 million (CHF 11 million) as of December 31, 2013 and USD 142 million (CHF 129 million) as of December 31, 2012.
On March 15, 2010, Weatherford International Ltd., a Bermuda company, the borrower, entered into a credit agreement for a revolving demand note with the Company, the lender. The variable interest rate was 2.7% on December 31, 2013. As of December 31, 2013 and 2012 there was no balance outstanding under this agreement.
On February 26, 2010, the Company entered into a credit agreement for a revolving demand note with Weatherford Capital Management Services LLC, a Hungary company, the lender. The variable interest rate was 2.7% on December 31, 2013. The outstanding balance was USD 103 million (CHF 92 million) as of December 31, 2013 and USD 100 million (CHF 91 million) as of December 31, 2012.
In addition to the notes listed above, as of December 31, 2013, we had additional receivables due from affiliates in the amount of USD 245 million (CHF 219 million) and current liabilities due to affiliates in the amount of USD 225 million (CHF 203 million). As of December 31, 2012, we had additional receivables due from affiliates in the amount of USD 72 million (CHF 66 million) and current liabilities due to affiliates in the amount of USD 43 million (CHF 41 million).

15.    Insurance
The Weatherford Group maintains insurance policies covering the property, equipment and leasehold improvements of the Weatherford Group. The value of the coverage is at replacement cost, which is in excess of the book value of Weatherford's consolidated property, plant and equipment balance at December 31, 2013 and 2012.

16.    Personnel Expenses
Consolidated personnel expenses for the Weatherford Group was approximately CHF 3.6 billion for the years ended December 31, 2013 and December 31, 2012.

17.    Value Added Tax Group
The Company is part of a Group of Swiss Entities of Weatherford International Ltd. which is jointly and severally liable for the whole Swiss Value Added Tax amount due to the Swiss authorities by this group.